Exhibit 23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Registration Statement No. 333-16359 on Form S-8 of UnionBancorp, Inc. of our report dated February 18, 2006 with respect to the consolidated financial statements of UnionBancorp, Inc., which report appears in this Annual Report on Form 10-K of UnionBancorp, Inc. for the year ended December 31, 2005.



                                         /s/ Crowe Chizek and Company LLC

                                         Crowe Chizek and Company LLC

Oak Brook, Illinois
March 21, 2006